UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 24, 2006 (October 20, 2006)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 RESTRUCTURING STOCK ISSUANCE AND SUBSCRIPTION AGREEMENT
EX-10.2 THIRD AMENDMENT TO CONSOLIDATED AMENDED AND RESTATED MASTER LEASE
EX-10.3 SUBORDINATED PROMISSORY NOTE
EX-99.1 PRESS RELEASE DATED OCTOBER 24,2006.

Item 1.01. Entry into a Material Definitive Agreement.
On October 20, 2006 Advocat Inc. (the “Company”) entered into a Restructuring Stock Issuance and Subscription Agreement (“ Restructuring Agreement”) and a Third Amendment to Consolidated Amended and Restated Master Lease with Omega Healthcare Investors, Inc. (the “Lease Amendment”). The Restructuring Agreement provided for the Company’s outstanding Series B Preferred Stock, currently held by Omega, to be exchanged for a newly created Series C Preferred Stock.
The Lease Amendment provides for the term of the lease to be extended until September 30, 2018, with an extension right for an additional 12 year term. As described in Item 3.02 below, the Lease Amendment also provides for an increased annual rent payment of approximately $687,000 per year, as a result of restructuring the preferred stock. Other than the foregoing change in rent, there is no change in the base rental amounts as a result of the Lease Amendment. The base rent is still subject to annual escalations equal to the lesser of 2 times CPI or 3.0%. In addition, Omega agreed to provide up to $5 million to fund capital improvements made to certain nursing centers by June 30, 2008. The annual base rent related to these nursing centers will be increased to reflect the amount of capital improvements made to the facilities. The Company is currently reviewing its portfolio of nursing centers to select the centers for renovation.
In connection with the Restructuring Agreement, the Company also replaced a Subordinated Promissory Note which was convertible at the Company’s option with a new Subordinated Note, which is not convertible. The new Subordinated Note is in the principal amount of $2,533,614.53, bears interest at 7% and matures on September 30, 2007. Except for eliminating the conversion feature, the terms of the new Subordinated Note are the same as the original Convertible Subordinated Note.
A press release regarding these transactions is attached as an exhibit hereto.
Item 3.02. Unregistered Sales of Equity Securities.
In connection with the Restructuring Agreement, on October 20, 2006 the Company issued to Omega 5,000 shares of Series C Preferred Stock in exchange for the 393,658 shares of Series B Preferred Stock held by Omega. The new Series C Preferred Stock has a stated value of approximately $4.9 million and carries an annual dividend rate of 7% of its stated value (similar to the terms of the Series B Preferred Stock). The Series C Preferred Stock will pay quarterly cash dividends. The Series C Preferred Stock is not convertible, but is redeemable at its stated value at Omega’s option after September 30, 2010, and is redeemable at its stated value at Advocat’s option, subject to certain limitations.
The following is a summary of the differences between the Series B Preferred Stock and the new Series C Preferred Stock:
•	The initial stated value of the Series B Preferred Stock was $3.3 million, however the Company has not paid any dividends (other than the dividend for the quarter ended September 30, 2006). As a result, the redemption price of the Series B Preferred Stock was $4.9 million. The stated value of the Series C preferred Stock is $4.9 million.

•	The Series B Preferred Stock accrued dividends at a rate of 7% per annum on its stated value. The Series C Preferred Stock accrues dividends at a rate of 7% per annum on its stated value.
•	The Series B Preferred Stock was convertible into shares of the Company’s common stock at a rate of 1.7949 shares of Common Stock per share of Series B Preferred Stock. As a result, the 393,658 outstanding shares of Series B Preferred Stock was convertible into 706,577 shares of common stock. In addition, the accrued but unpaid dividends were also convertible into common stock at the current market price. The Series C Preferred Stock is not convertible.
•	The Series B Preferred Stock was redeemable at its stated value plus all accrued and unpaid dividends at any time on or after September 30, 2007, at Omega’s election. The Series C Preferred Stock is redeemable at its stated value plus all accrued and unpaid dividends at Omega’s option at any time on or after September 30, 2010 and at the Company’s option upon 90 days notice, at any time after September 30, 2007, subject to certain restrictions as a result of Omega’s REIT status.
The Company and Omega agreed that the value of the conversion feature was $6.7 million calculated as follows:

Number of shares	792,382
Average daily trading price	x $18.87

As converted value	$14,952,000
Effective discount negotiated	x22.3%

Resulting value of the transaction	$11,619,000
Less: Face amount of Series C Preferred	$4,918,000

Value of conversion feature	$6,701,000

The parties then agreed to an effective capital rate of 10.25% over the new term of the Lease Amendment, which resulted in the increase rent payments of $687,000 per year.
The accounting of the forgoing transactions is as follows. Advocat is compensating Omega for the elimination of the conversion feature by paying additional amounts annually ($687,000 beginning January 1, 2007). The form of these additional payments is “rent expense,” however, under generally accepted accounting principles (“GAAP”), this “rent expense” is not reflected as rent expense in the financial statements. The credit in the original journal entry is to an account called “premium on preferred stock.” Effectively, the Series C Preferred Stock is being recorded at the stated value of the Series B Preferred Stock ($4.9 million) plus the negotiated value of the conversion feature ($6.7 million) for a total value of $11.6 million. As of the date of the transaction, total shareholders’ capital (i.e. common equity plus preferred stock) is unchanged; the debit to “paid in capital” is offset by the credit to “premium on preferred stock.” Going forward, the premium on preferred stock will be reduced by the amount of the additional rental payments made to Omega. The final aspect of accounting for the elimination of the conversion feature is that the future payment stream to Omega must be discounted at the implicit rate and therefore a small amount of interest expense will be recognized over the twelve year term of the lease.
Finally, Advocat needs to account for the effect of the lease renewal. The renegotiated lease is equivalent to starting a new lease, and GAAP requires the Company to measure the effects of future scheduled rent increases. Under GAAP, the total rental payments are summed and recorded on a straight-line basis over the twelve year term of the lease. The extension of the lease term requires additional periods of scheduled rent increases be included in the calculation. As a result, the Company will report an increase to rent expense of $2.7 million annually. These increases are essentially a non-cash adjustment at the start of the lease term. They will only result in additional cash outlay as the 3 percent annual increases take effect each year.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Restructuring Agreement, on October 20, 2006, the Company filed a Certificate of Designation with the Secretary of State of Delaware, which contained the relative rights and preferences of the newly issued Series C Preferred Stock as summarized above.
Item 9.01. Financial Statements and Exhibits.
          (c) Exhibits

Number	Exhibit
10.1	Restructuring Stock Issuance and Subscription Agreement dated as of October 20, 2006 between Advocat Inc. and Omega Healthcare Investors, Inc.

10.2
Third Amendment to Consolidated Amended and Restated Master Lease executed as of October 20, 2006, to be effective as of October 1, 2006 by and between Sterling Acquisition Corp. and Diversicare Leasing Corporation.

10.3	Subordinated Promissory Note in the amount of $2,533,614.53 issued to Omega HealthCare Investors Inc. dated as of October 1, 2006.

99.1	Press release dated October 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: October 24, 2006

EXHIBIT INDEX

Number	Exhibit
10.1	Restructuring Stock Issuance and Subscription Agreement dated as of October 20, 2006 between Advocat Inc. and Omega Healthcare Investors, Inc.

10.2
Third Amendment to Consolidated Amended and Restated Master Lease executed as of October 20, 2006, to be effective as of October 1, 2006 by and between Sterling Acquisition Corp. and Diversicare Leasing Corporation.

10.3	Subordinated Promissory Note in the amount of $2,533,614.53 issued to Omega HealthCare Investors Inc. dated as of October 1, 2006

99.1	Press Release dated October 24, 2006.